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As filed with the Securities and Exchange Commission on November 20, 2002

Registration No. 333-101140

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANSCANADA PIPELINES LIMITED
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	4922; 4923; 4924; 5172 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
TransCanada Tower, 450 First Street S.W., Calgary, Alberta, Canada, T2P 5H1, (403) 920-2000 (Address and telephone number of Registrant's principal executive offices)
TransCanada Power Marketing Ltd., 110 Turnpike Road, Suite 203, Westborough, Massachusetts 01581, (508) 871-1855 (Name, address, and telephone number of agent for service in the United States)

Copies to:
Russell K. Girling TransCanada PipeLines Limited TransCanada Tower 450 First Street S.W. Calgary, Alberta, Canada T2P 5H1 (403) 920-2000	Robert E. Curley, Esq. Mayer, Brown, Rowe & Maw 190 South LaSalle Street Chicago, Illinois U.S.A., 60603 (312) 782-0600	Dale E. Skinner, Esq. McCarthy Tétrault LLP Suite 3200 421 Seventh Avenue S.W. Calgary, Alberta, Canada T2P 4K9 (403) 260-3630	Brice T. Voran, Esq. Shearman & Sterling Commerce Court West Suite 4405, 199 Bay Street Toronto, Ontario, Canada M5L 1E8 (416) 360-8484

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

        It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this form (if preliminary material is being filed).

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per Security	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)

Common Shares (4)

Preferred Shares

Debt Securities

Total	U.S.$1,000,000,000	100%	U.S.$1,000,000,000	U.S.$92,000

(1)
In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units or, if any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate initial offering price of U.S.$1,000,000,000.
(2)
Estimated solely for purposes of calculating the registration fee. There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant, such indeterminate number of preferred shares of the Registrant and such indeterminate principal amount of debt securities of the Registrant as shall have an aggregate initial offering price not to exceed U.S.$1,000,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)
Previously paid.
(4)
Includes associated common share purchase rights. The value, if any, attributable to the rights is reflected in the market price of the common shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Subject to Completion. Dated November 20, 2002

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

U.S. $1,000,000,000
Common Shares
Preferred Shares
Debt Securities

TRANSCANADA PIPELINES LIMITED

        TransCanada PipeLines Limited ("TransCanada" or the "Corporation") may from time to time offer and issue common shares, preferred shares or unsecured debt securities (collectively the "Securities") up to an aggregate initial offering price of U.S. $1,000,000,000, or the equivalent in other currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Corporation at the time of offering.

        The specific terms of any offering of Securities will be set forth in a shelf prospectus supplement (a "Prospectus Supplement") including, where applicable: (i) in the case of common shares, the number of shares offered and the offering price; (ii) in the case of the preferred shares, the designation of the particular series, the number of shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms; and (iii) in the case of debt securities, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to the Corporation's other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights and any other specific terms. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not prohibited by the parameters set forth in this prospectus.

        All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this prospectus. Each Prospectus Supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        TransCanada may sell the Securities to or through underwriters or dealers purchasing as principals, pursuant to applicable statutory exemptions and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by TransCanada in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to TransCanada and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than common shares) will be a new issue of Securities with no established trading market. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to any underwriter, dealer or agent in connection with any such sale will be the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds the gross proceeds paid by the underwriter, dealer or agent to the Corporation and the price at which the Securities will be offered and sold may vary as between purchasers during the distribution period.

        The common shares of TransCanada are listed on the Toronto Stock Exchange and the New York Stock Exchange under the symbol "TRP". There is currently no market through which the debt securities or a new series of preferred shares may be sold and purchasers may not be able to resell such securities issued under this prospectus.

        This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement.

        The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in the registration statement are residents of Canada and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November    •    , 2002.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents of the Corporation, filed with the Alberta Securities Commission, are specifically incorporated by reference in, and form an integral part of, this prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus:

  (a)
  Consolidated comparative audited financial statements of the Corporation as at and for the year ended December 31, 2001, the notes thereto, and the auditors' report thereon;

  (b)
  Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation as at and for the year ended December 31, 2001;

  (c)
  Annual Information Form of the Corporation dated February 26, 2002 (the "Annual Information Form") which is hereby amended to reflect the following typographical corrections: (i) at page 3, the first line under "General Development of the Business; Power Business; Description" shall be changed from 38 MW Power Plant to 27 MW Power Plant; and (ii) at page 5, the numbers in the first and second columns of the table under "Business of TransCanada: Power" for both 2001 and 2000 shall be inverted between Domestic and Export Deliveries;

  (d)
  Management Proxy Circular dated February 26, 2002 relating to TransCanada's annual meeting of shareholders held on April 26, 2002 (excluding the sections entitled "Composition of the Human Resources Committee", "Report on Executive Compensation", "Performance Graph" and "Corporate Governance", which shall be deemed not to be incorporated by reference in this prospectus);

  (e)
  Consolidated comparative interim unaudited financial statements of the Corporation for the nine month period ended September 30, 2002;

  (f)
  U.S. GAAP reconciliation of the consolidated comparative interim unaudited financial statements of TransCanada contained in TransCanada's Third Quarter 2002 Report to Shareholders and filed on Form 6-K for the quarter ended September 30, 2002; and

  (g)
  Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the nine month period ended September 30, 2002.

        Any documents of the type referred to above, any exhibits to interim and annual consolidated financial statements containing updated earnings coverage information and any material change reports (excluding confidential reports) subsequently filed by the Corporation with the Alberta Securities Commission after the date of this prospectus and prior to the termination of any offering hereunder shall be deemed to be incorporated by reference into this prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com. In addition, any similar documents filed on Form 6-K or Form 40-F by the Corporation with the Securities and Exchange Commission ("SEC") after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such report. The Corporation's reports on Form 6-K and, beginning with its Form 40-F/A for the year ended December 31, 2001, its annual reports on Form 40-F, are available on the SEC's web site at www.sec.gov.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

        Updated earnings coverage ratios will be filed quarterly with applicable securities regulatory authorities either as Prospectus Supplements or as exhibits to the Corporation's unaudited interim consolidated financial statements and audited annual consolidated financial statements and will be deemed to be incorporated by reference in this prospectus for the purpose of the offering of debt securities or preferred shares.

        Upon a new annual information form and related annual audited consolidated financial statements being filed by the Corporation with, and, where required, accepted by, the Alberta Securities Commission during the currency of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim consolidated financial statements and the accompanying management's discussion and analysis, management proxy circulars and material change reports filed prior to the commencement of the Corporation's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

        Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the currency of this prospectus, all interim consolidated financial statements and accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement.

        The Corporation will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to TransCanada PipeLines Limited, 450 - 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1, Attention: Corporate Secretary, telephone number (403) 920-2000.

        In this prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. "U.S. dollars" or "U.S.$" means lawful currency of the United States.

CERTAIN AVAILABLE INFORMATION

        The Corporation has filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form F-10 relating to the Securities, of which this prospectus forms a part. This prospectus does not contain all of the information set forth in such Registration Statement, to which reference is made for further information.

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning the Corporation can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The public may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports and other information about issuers, including the Corporation, that file electronically with the SEC. The address of that web site is http://www.sec.gov. You may also inspect reports and other information about the Corporation at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

FORWARD-LOOKING STATEMENTS

        This prospectus (and any Prospectus Supplement) and the documents incorporated by reference in this prospectus (and in any Prospectus Supplement) include "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words like "believes", "intends", "expects", "may", "will", "should", or "anticipates", or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties.

        Given the risks and uncertainties of the Corporation's business, including those discussed and incorporated by reference in this prospectus under "Risk Factors", actual results may differ materially from those expressed or implied by forward-looking statements. In addition, the Corporation bases forward-looking statements on assumptions about future events, which may not prove to be accurate. In light of these risks, uncertainties and assumptions, prospective investors should be aware that the forward-looking statements described in this prospectus (and in any Prospectus Supplement) and the documents incorporated by reference in this prospectus (and in any Prospectus Supplement) may not occur.

        The Corporation cannot assure prospective investors that its future results, levels of activity and achievements will occur as the Corporation expects, and neither the Corporation nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The Corporation has no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

THE CORPORATION

        The Corporation operates primarily in two business segments: Transmission and Power. The Transmission segment of TransCanada's business includes the operation of the Alberta System, the Canadian Mainline and the BC System. The Transmission segment also includes TransCanada's other investments in natural gas pipelines located in Canada and the United States. The Power segment of

TransCanada's business includes the construction, ownership, operation and management of power plants and the marketing of electricity and provides electricity account services to energy and industrial customers. The Power segment operates in Canada and the northern tier of the United States. The significant subsidiaries of TransCanada as of December 31, 2001 are listed in Schedule A to the Annual Information Form. TransCanada's registered office and executive office are located at 450 - 1st Street S.W., Calgary, Alberta, Canada, T2P 5H1.

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, including the repayment of indebtedness and the financing of the Corporation's long-term investment plan. The amount of net proceeds to be used for any such purpose will be set forth in a Prospectus Supplement. The Corporation may, from time to time, issue securities other than pursuant to this prospectus.

EARNINGS COVERAGE

        The following financial ratios have been calculated on a consolidated basis for the respective 12 month periods ended December 31, 2001 and September 30, 2002 and are based on audited financial information, in the case of the 12 month period ended December 31, 2001, and unaudited financial information, in the case of the 12 month period ended September 30, 2002. The following ratios do not give effect to the issue of any Securities pursuant to this prospectus and any Prospectus Supplement. The financial ratios have been calculated based on financial information prepared in accordance with Canadian generally accepted accounting principles. The following ratios have been prepared based on net income:

	September 30, 2002	December 31, 2001
Earnings coverage on long-term debt (1)	2.39 times	2.13 times
Earnings coverage on long-term debt and First Preferred Shares(1)	2.30 times	2.06 times

Note:

(1)
The above ratios have been calculated without including the annual carrying charges relating to the equity component of TransCanada's outstanding preferred securities. If the equity component of the preferred securities were classified as debt, the entire carrying charges of the preferred securities would be included in interest and dividend obligations. If these annual carrying charges had been included in the calculations, the earnings coverage on long-term debt would have been 2.25 times for the 12 month period ended September 30, 2002 and 2.01 times for the 12 month period ended December 31, 2001 and the earnings coverage on long-term debt and First Preferred Shares would have been 2.17 times for the 12 month period ended September 30, 2002 and 1.94 times for the 12 month period ended December 31, 2001.

        The following ratios have been prepared based on net income from continuing operations:

	September 30, 2002	December 31, 2001
Earnings coverage on long-term debt (1)	2.36 times	2.23 times
Earnings coverage on long-term debt and First Preferred Shares (1)	2.27 times	2.15 times

Note:

(1)
The above ratios have been calculated without including the annual carrying charges relating to the equity component of TransCanada's outstanding preferred securities. If the equity component of the preferred securities were classified as debt, the entire carrying charges of the preferred securities would be included in interest and dividend obligations. If these annual carrying charges had been included in the calculations, the earnings coverage on long-term debt would have been 2.22 times for the 12 month period ended September 30, 2002 and 2.11 times for the 12 month period ended December 31, 2001 and the earnings coverage on long-term debt and First Preferred Shares would have been 2.14 times for the 12 month period ended September 30, 2002 and 2.03 times for the 12 month period ended December 31, 2001.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

        The Corporation's authorized share capital consists of an unlimited number of common shares, an unlimited number of Cumulative Redeemable First Preferred Shares ("First Preferred Shares") and an unlimited number of Cumulative Redeemable Second Preferred Shares ("Second Preferred Shares").

Common Shares

        The common shares of the Corporation entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares and the Second Preferred Shares, whether as a class or a series, and to any other class or series of shares of the Corporation which rank prior to the common shares, entitle the holders thereof to receive (i) dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amount and payable at such times and at such place or places as the board of directors may from time to time determine and (ii) the remaining property of the Corporation upon a dissolution.

Shareholder Rights Plan

        The Corporation has a Shareholder Rights Plan (the "Rights Plan") pursuant to a Shareholder Rights Plan Agreement dated as of December 2, 1994 between the Corporation and Computershare Trust Company of Canada, as Rights Agent. The Rights Plan was subsequently amended, with the approval of the holders of common shares of the Corporation on April 7, 1995, May 19, 1998 and April 27, 2001. The Rights Plan is designed to encourage the fair treatment of shareholders in connection with a take-over bid for the Corporation.

        Rights issued under the Rights Plan become exercisable when a person acquires or commences a take-over bid to acquire 20% or more of the Corporation's outstanding common shares without complying with certain provisions set out in the Rights Plan. Should such an event occur, each rights holder, other than the acquiring person, will have the right to purchase $200 worth of common shares for $100.

First Preferred Shares

        Subject to certain limitations, the board of directors of the Corporation may from time to time issue First Preferred Shares in one or more series and determine for any such series its designation, number of shares and respective rights, privileges, restrictions and conditions. The First Preferred Shares as a class have, among others, provisions to the following effect.

        The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series, and shall be entitled to preference over the common shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends, the repayment of capital and the distribution of assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation.

        Except as referred to below, the holders of the First Preferred Shares of each series will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders' meetings unless dividends on the First Preferred Shares of any series are in arrears to the extent of six quarterly dividends, whereupon, until all arrears of dividends have been paid, such holders will be entitled to receive notice of and to attend all shareholders' meetings and to one vote in respect of each First Preferred Share held and have the right, voting together as one class, to elect one third of the members of the board of directors of the Corporation. The holders of First Preferred Shares as a class or of any series of First Preferred Shares have the right to attend and to have one vote per share at general meetings of shareholders on any question directly affecting any of the rights or privileges attached to such class or series.

        The provisions attaching to the First Preferred Shares as a class and to each series of First Preferred Shares which have been issued may be modified, amended or varied only with the sanction of the holders of the First Preferred Shares as a class or of the holders of each such series, as the case may be. Any such sanction to be given by the holders of the First Preferred Shares and any sanction of a change adversely affecting the rights or privileges of such shares or otherwise required by the terms thereof may be given by the affirmative vote of the holders of not less than 66 2/3% of the First Preferred Shares or of each of such series, as the case may be, represented and voted at a meeting or adjourned meeting of such holders.

        As of the date hereof, a total of 4,000,000 Cumulative Redeemable First Preferred Shares Series U and 4,000,000 Cumulative Redeemable First Preferred Shares Series Y are issued and outstanding.

Second Preferred Shares

        The Second Preferred Shares are substantially identical to the First Preferred Shares except that they are junior to the First Preferred Shares and do not carry the right given to holders of First Preferred Shares in the circumstances described above to elect, as a class, members of the board of directors of the Corporation. There are no Second Preferred Shares outstanding as of the date of this prospectus.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will rank pari passu, except as to sinking funds, with all other unsecured and unsubordinated debt of the Corporation ("Unsubordinated Debt Securities") or debt securities that will be subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of the Corporation ("Subordinated Debt Securities"). The debt securities will be issued, in the case of Unsubordinated Debt Securities, under an amended and restated debt indenture, as supplemented or amended from time to time (the "Debt Indenture"), between the Corporation and The Bank of New York, as Trustee, and, in the case of Subordinated Debt Securities under an amended and restated subordinated debt indenture, as supplemented or amended from time to time (the "Subordinated Debt Indenture"), between the Corporation and The Bank of Nova Scotia Trust Company of New York, as Trustee. The Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". The Bank of New York and The Bank of Nova Scotia Trust Company of New York are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees". The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definitions of certain terms used herein, and for other information regarding the debt securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See "Subordinated Debt" and "Certain Covenants of the Corporation". The debt securities offered by this prospectus and the related Prospectus Supplement are referred to herein as the "Offered Debt Securities". As used under this caption, the term "Corporation" means TransCanada PipeLines Limited, and does not include the subsidiaries of TransCanada PipeLines Limited through which particular business operations are conducted.

General

        Neither of the Indentures limits the amount of the debt securities, debentures, notes or other evidences of indebtedness that may be issued by the Corporation or any of its subsidiaries. The debt securities will be unsecured and either unsubordinated or subordinated obligations of the Corporation. The Corporation has outstanding First Mortgage Pipe Line Bonds ("First Mortgage Pipe Line Bonds") issued under a Deed of Trust and Mortgage dated as of January 1, 1957, as amended and supplemented from time to time (the "Mortgage"), which are secured by the Corporation's present and future Canadian mainline assets and gas transportation contracts. The holders of First Mortgage Pipe Line Bonds have a secured claim on such assets which is prior to the unsecured claim that holders of the debt securities may have on such assets. As of the date hereof, the aggregate outstanding principal amount of First Mortgage Pipe Line Bonds was approximately 25 million Pounds Sterling.

        The Indentures provide that debt securities may be created and issued from time to time in one or more series. Reference must be made to the Prospectus Supplement for specific terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such debt securities) including the following:

  (i)
  classification as Unsubordinated Debt Securities or Subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denominations, if other than U.S. $1,000;

  (ii)
  any date of maturity;

  (iii)
  interest rate or rates (or the method by which such rate or rates will be determined), if any;

  (iv)
  the dates on which any such interest will be payable;

  (v)
  the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable;

  (vi)
  any redemption, repayment or sinking funds provisions;

  (vii)
  any applicable United States federal income tax consequences, including whether and under what circumstances the Corporation will pay additional amounts on Offered Debt Securities held by a person who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Corporation will have the option to redeem such Offered Debt Securities rather than pay such additional amounts;

  (viii)
  the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of the maturity thereof;

  (ix)
  if other than United States dollars, the Currency (as defined below) in which payment of the principal of or interest, if any, on the Offered Debt Securities shall be payable or in which the Offered Debt Securities shall be denominated and the particular provisions applicable thereto;

  (x)
  whether the principal of and interest, if any, on the Offered Debt Securities are to be payable in a Currency other than that in which such Offered Debt Securities are denominated or stated to be payable, and other information, including the method of calculating the applicable exchange rate, related thereto; and

  (xi)
  any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations. "Currency" means any currency or currencies, composite currency or currency unit or units, issued by the government of one or more countries or by any recognized confederation or association of such governments.

        Debt securities will bear interest at a fixed rate ("Fixed Rate Security") or a floating rate ("Floating Rate Security"). Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

        The Indentures provide that all accounting terms not specifically defined therein are to be construed in accordance with Canadian generally accepted accounting principles consistently applied.

Global Securities

        The debt securities of a series may be issued in the form of one or more fully registered global debt securities ("Registered Global Security") that will be deposited with The Depository Trust Company (the "Depositary") or with a nominee for the Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged for debt securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters, dealers or agents participating in the distribution of such debt securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

        So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

        Principal, premium, if any, and interest payments on debt securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Corporation, the Trustee or any paying agent for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Corporation expects that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants. Under the terms of the Indentures, the Corporation and the Trustees will treat the persons in whose names the debt securities are registered as the owners of such debt securities for the purpose of receiving payments of principal, premium, if any, and interest on the Securities and for all other purposes whatsoever. Therefore, neither the Corporation, the Trustees nor any paying agents has any direct responsibility or liability for the payment of principal, premium, if any, or interest on the debt securities to owners of beneficial interests in a Registered Global Security.

        If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as the Depositary and a successor Depositary is not appointed by the Corporation within 90 days, the Corporation will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for the Registered Global Security or Registered Global Securities representing such debt securities. In either instance, an owner of a beneficial interest in a Registered Global Security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form.

Unsubordinated Debt

        The Unsubordinated Debt Securities that will constitute part of the unsubordinated debt of the Corporation will be issued under the Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Corporation.

Subordinated Debt

        The Subordinated Debt Securities that will constitute part of the subordinated debt of the Corporation will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Corporation. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than non-recourse obligations, the Subordinated Debt Securities or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, including, but not limited to, obligations of the Corporation under the Mortgage and the Canadian Trust Indenture (as defined below). (Subordinated Debt Indenture, Section 1.1)

        In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Corporation or a substantial part of its property or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal (or premium, if any) or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both) and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt Securities shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provisions shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities. (Subordinated Debt Indenture, Section 13.1). If this prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Certain Covenants of the Corporation

        Merger, Consolidation, Sale, Lease or Conveyance. Each Indenture provides that the Corporation will not merge, amalgamate or consolidate with any other person and will not sell, lease or convey all or substantially all its assets to any person, unless the Corporation shall be the continuing corporation, or unless the successor corporation or person that acquires all or substantially all the assets of the Corporation shall expressly assume all of the covenants and obligations of the Corporation under the Indenture, and unless immediately after such merger, amalgamation, consolidation, sale, lease or conveyance, the Corporation, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Corporation. (Section 9.1)

        This covenant would not apply to a recapitalization transaction, a change of control of the Corporation, a transaction with management or management affiliates or a highly leveraged transaction unless such transactions or change of control were structured to include a merger, amalgamation or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Corporation. Except as may be included in a supplemental indenture applicable to a specific series of debt securities and as may be described in a Prospectus Supplement applicable to such debt securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Corporation, a transaction with management or management affiliates or a highly leveraged transaction.

        Limitations on Liens, Ownership of Subsidiaries and Certain other Transactions. The Debt Indenture for the Unsubordinated Debt Securities provides that, so long as any Unsubordinated Debt Securities remain outstanding:

  (1)
  The Corporation will not, nor will it permit any Designated Subsidiary (as defined below) to, in any way encumber any of its assets to secure any obligations (other than First Mortgage Pipe Line Bonds) unless at the same time all Unsubordinated Debt Securities shall be secured equally and ratably with such obligations; provided that this covenant does not apply to nor operate to prevent, among other things (a) any security given in the ordinary course of business to any bank or banks to secure any Indebtedness (as defined below) payable on demand or maturing (including any right of extension or renewal) within 24 months after the date such Indebtedness is incurred or the date of any renewal or extension thereof, (b) the giving or assumption of security for any Purchase Money Obligation (as defined below), (c) certain permitted liens specified in the Debt Indenture or (d) any liens of a nature similar to the permitted liens specified in the Debt Indenture which do not secure Indebtedness of, or Indebtedness guaranteed by, the Corporation or any Designated Subsidiary and which do not materially impair the use of the property subject thereto or the operation of the business of the Corporation or such Designated Subsidiary or the value of such property for the purpose of such other business;

  (2)
  The Corporation will not create, assume or otherwise incur any Funded Obligations (as defined below) ranking prior to the Unsubordinated Debt Securities except additional First Mortgage Pipe Line Bonds;

  (3)
  If the Corporation shall cause the payment of the principal of, premium, if any, or interest on any of its Indebtedness to be subordinated to the prior payment of any other of its Indebtedness it shall in like manner subordinate such payment to the prior payment in full of all of the Unsubordinated Debt Securities outstanding under the Debt Indenture;

  (4)
  The Corporation will at all times hold Voting Shares (as defined below) of each Designated Subsidiary which, together with Voting Shares of such Designated Subsidiary held by other Designated Subsidiaries, are sufficient to entitle such holders to elect at least a majority of the directors of such Designated Subsidiary;

  (5)
  The Corporation will not enter into any agreement providing for the issue or sale of Funded Obligations unless such agreement contains a condition of such issue or sale (which condition can only be waived with the consent of the holders of Unsubordinated Debt Securities expressed by resolution) to the effect that the terms and conditions of the Debt Indenture relating to the creation, assumption or incurring of Funded Obligations shall be complied with at the time of each issue and sale provided for in such agreement;

  (6)
  The Corporation will not permit any Designated Subsidiary to issue any shares of its capital stock except (a) to the Corporation, (b) to the extent, if any, required to qualify directors of a Designated Subsidiary under applicable law, (c) pursuant to obligations to issue shares which exist prior to the date when such Designated Subsidiary became a Subsidiary or (d) to the extent issued to other shareholders of such Designated Subsidiary if after giving effect to such issue the pro rata aggregate ownership interest of the Corporation and any other Designated Subsidiaries in the capital stock of such Designated Subsidiary and the Corporation's direct and indirect pro rata voting rights, pro rata interest in shareholders' equity, and pro rata rights to participate in earnings of such Designated Subsidiary are not reduced; and

  (7)
  The Corporation will not, and will not permit any Designated Subsidiary to, sell or dispose of any shares of capital stock or Indebtedness of any Designated Subsidiary to any Person other than the Corporation or another Designated Subsidiary unless all shares of capital stock and Indebtedness of such Designated Subsidiary then held by the Corporation and any of its Subsidiaries (together with all shares of capital stock and Indebtedness of the Corporation and other Designated Subsidiaries then held by such Designated Subsidiary) are being sold or disposed of at such time to a Subsidiary of the Corporation for cash at fair value determined by an Independent Appraiser or to persons other than any of the Corporation's Subsidiaries. (Debt Indenture, Section 3.6)

Certain Definitions

"Canadian Trust Indenture" means the trust indenture dated as of June 15, 1970, as amended and supplemented from time to time, between the Corporation and Montreal Trust Company of Canada, as trustee, relating to the issue of unsecured debentures.

"Designated Subsidiary" means: (a) any Subsidiary (i) which is engaged in or proposes to engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts therefrom, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas, or any products thereof, or oil or gas properties and interests therein, and (ii) which shall have been designated by the Board of Directors of the Corporation as a "restricted subsidiary" under the Mortgage on or prior to the date such Subsidiary became a Subsidiary or, in the case of a corporation which was a Subsidiary at March 1, 1964, on or prior to the first date thereafter on which the Corporation shall make an additional Investment (as defined in such Indenture) in such Subsidiary; or (b) any Subsidiary that (i) is chiefly engaged in or proposed to chiefly engage in the business of producing, gathering, processing, storing, manufacturing, compressing, liquefying, selling, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas or extracts therefrom, in gaseous, liquefied or other form, for light, heat, cold, fuel or other purposes, or in the business of acquiring, owning, exploring, developing, dealing in, selling or otherwise disposing of oil or gas, or any products thereof, or oil and gas properties and interests therein or (ii) is a Financial Intermediary (as defined below) and, in the case of both (b)(i) and (ii), does not at the time of designation have outstanding any Funded Obligations (other than those held by the Corporation or its Designated Subsidiaries) which were issued after the date such Designated Subsidiary became a Subsidiary and of which there is owned by the Corporation and/or its Designated Subsidiaries Voting Shares which, in the aggregate, entitle the holders thereof to elect at least a majority of the directors of such first mentioned corporation; or (c) TCPL Finance N.V.; or (d) TransCan Investments Limited; and (e) each Subsidiary of the Corporation which is classified as a "Designated Subsidiary" under the Canadian Trust Indenture and, in the case of clauses (a), (b), (c) and (d), which shall have been designated from time to time by resolution of the Board of Directors of the Corporation as a Designated Subsidiary, provided that any designation pursuant to clauses (a), (b), (c) or (d) or classification as a Designated Subsidiary pursuant to clause (e) may be revoked from time to time by further resolution of the Board of Directors of the Corporation if certain specified conditions are met.

"Financial Intermediary" means a Subsidiary which is chiefly engaged in or proposes chiefly to engage in the business of or whose principal activity or undertaking is or will be: (a) the holding, directly or indirectly, of any securities of any corporation or entity in which the Corporation also has an ownership interest of any kind or (b) the entering into and maintaining of relations or arrangements, whether contractual or otherwise, with any such corporation or entity for the purpose of facilitating financial transactions with such corporation or entity.

"Funded Obligations" means all Indebtedness of the obligor or Indebtedness of others upon which the obligor customarily pays interest charges, other than (a) Indebtedness which is payable on demand and (b) Indebtedness which matures by its terms, or which the obligor has the right at its option to renew or extend to a date, 24 months or less after the date of its incurrence by the obligor or the date on which the obligor commenced to pay interest charges thereon.

"Indebtedness", as to any corporation, means and includes, without duplication, (a) all items of indebtedness or liability which in accordance with Canadian generally accepted accounting principles would be considered to be direct indebtedness or liabilities of such Person as at the date as of which indebtedness is to be determined; (b) the full amount of all liabilities of others for the repayment, either in money or in property, of borrowed money, guaranteed or endorsed (otherwise than for purposes of collection) by such Person, or which such Person is obligated, contingently or otherwise, to purchase, or on which such Person is otherwise contingently liable; and (c) liabilities secured by purchase money mortgages on property owned by such Person or by mortgages or liens existing on such property at the time of acquisition thereof by such Person or by conditional sales or other title retention agreements with respect to any such property, whether or not such liabilities shall have been assumed by such Person.

"Purchase Money Obligation" means any Indebtedness created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal or refunding is not increased, and provided further that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon.

"Voting Shares" means shares of capital stock of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Events of Default

        An Event of Default is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being:

  (a)
  a default in payment of any principal of, and premium, if any, on the debt securities of such series, either at maturity (or upon any redemption), by declaration or otherwise;

  (b)
  a default for 30 days in payment of any interest on any debt securities of such series;

  (c)
  a default for 60 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of debt securities other than such series;

  (d)
  certain events of bankruptcy, insolvency or reorganization;

  (e)
  failure by the Corporation to make any payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness in an aggregate amount in excess of U.S. $50,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of not less than 25% in principal amount of the outstanding debt securities (treated as one class) issued under such Indenture;

  (f)
  a default with respect to any Indebtedness, which default results in the acceleration of any issue of Indebtedness in an aggregate amount in excess of U.S. $50,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of not less than 25% in principal amount of the outstanding debt securities (treated as one class) issued under such Indenture; or

  (g)
  any event of default provided with respect to that series;

provided that if any such failure, default or acceleration referred to in clause (e) or (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Section 5.1)

        Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on any series of debt securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of the Corporation applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all debt securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding debt securities issued thereunder and then outstanding, due to the failure to make any payment at maturity on certain other Indebtedness, due to a default on certain other Indebtedness which has caused an acceleration of such Indebtedness or due to certain events of bankruptcy, insolvency and reorganization of the Corporation shall have occurred and be continuing, unless the principal of all the debt securities has already become due and payable, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of, and premium, if any, on all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all such affected series then outstanding. (Section 5.1)

        Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Section 6.1) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.8)

        Under the United States Trust Indenture Act of 1939, the Trustee is required to give to the holders of debt securities, within 90 days after the occurrence of a default, notice of all defaults known to the Trustee. Except in the case of a default in the payment of principal of (or premium, if any) or interest on any debt securities, the Trustee shall be protected in the withholding of such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of the debt securities.

        Each Indenture provides that no holder of debt securities issued under such Indenture may institute any action against the Corporation under such Indenture (except actions for payment of overdue principal and premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Sections 5.6 and 5.8)

        Notwithstanding the foregoing, the right of any holder of a debt security to receive payment of the principal of, premium, if any, and interest on such debt security on or after the respective due dates thereof and to institute suit for the enforcement of such payment on or after such respective dates shall not be impaired or affected without the consent of such holder. (Section 5.12)

        Each Indenture contains a covenant that the Corporation will file annually with the Trustee a certificate with respect to the Corporation's compliance with all covenants and conditions under such Indenture. (Section 3.5)

Discharge, Defeasance and Covenant Defeasance

        The Corporation can discharge or defease its obligations under each Indenture as set forth below. (Section 10.1)

        The Corporation may discharge certain obligations to holders of any series of debt securities issued under such Indenture (a) if the Corporation pays the principal of and interest on all the outstanding debt securities of any series as and when the same shall have become due and payable, or (b) if the Corporation delivers to the Trustee for cancellation all debt securities of any series theretofore authenticated, or (c) in the case of any series of debt securities where the exact amount of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, if (i) all the debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and (ii) the Corporation irrevocably deposits with the Trustee as trust funds cash (in such Currency in which such debt securities are payable at their stated maturity) (other than moneys repaid by the Trustee or any paying agent to the Corporation), or Government Obligations (as defined in such Indenture) applicable to such debt securities (determined on the basis of the Currency in which such debt securities are then specified as payable at their stated maturity), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof in an amount certified by a nationally recognized firm of independent public or chartered accountants to be sufficient to pay at maturity (or upon redemption or pursuant to mandatory sinking fund payments) the principal of, premium, if any, and interest on all outstanding debt securities of such series; and if, in any such case, the Corporation pays all other sums payable under the Indenture by the Corporation.

        The Corporation may also discharge any and all of its obligations to holders of any series of debt securities issued under an Indenture at any time ("defeasance") upon compliance with conditions discussed below if the exact amounts of principal and interest due on such debt securities can be determined, with the exception of its duty to register the transfer or exchange of such series of debt securities, to replace any mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of such series of debt securities. Under terms reasonably satisfactory to the relevant Trustee, the Corporation may instead be released with respect to any outstanding series of debt securities issued under the relevant Indenture from the obligations imposed by Sections 3.6 and 9.1, in the case of the Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which Sections contain the covenants described above under "Certain Covenants of the Corporation"), and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Corporation irrevocably deposits with the Trustee, as trust funds specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, cash (in such Currency, in which such debt securities are specified as payable at their stated maturity) or Government Obligations applicable to such debt securities (determined on the basis of the Currency in which such debt securities are then specified as payable at their stated maturity), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof in an amount certified by a nationally recognized firm of independent public or chartered accountants to be sufficient to pay at maturity (or upon redemption or pursuant to mandatory sinking fund payments) the principal of, premium, if any, and interest on all outstanding debt securities of such series issued under such Indenture; (ii) such deposit will not result in breach or violation of, or constitute a default under, any agreement or instrument to which the Corporation is a party or by which it is bound; (iii) the Corporation delivers to the relevant Trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium, if any, and interest payments on such series of debt securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); (iv) the Corporation delivers to the relevant Trustee an opinion of Canadian counsel to the effect that such deposit and related defeasance or covenant defeasance, as the case may be, will not cause the holders of such series of debt securities, other than holders of such series of debt securities who are or who are deemed to be residents of Canada or use or hold or are deemed to use or hold their debt securities of such series in carrying on a business in Canada, to recognize income, gain or loss for Canadian income tax purposes, and to the effect that payments out of the trust fund described above will be free and exempt from any and all withholding and other income taxes of whatever nature of Canada or any province thereof or political subdivision thereof or therein having power to tax, except in the case of debt securities of such series beneficially owned (a) by a person who is or is deemed to be a resident of Canada or (b) by a person who uses or holds or is deemed to use or hold such series of debt securities in carrying on a business in Canada; and (v) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Corporation from making payments of principal of, and premium, if any, and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above and (b) the Corporation delivers to the Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and (2) the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided however, that such opinion may contain an exception to the effect that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Corporation, then the Trustee and the holders of the Subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

Modification of the Indentures

        Each Indenture provides that the Corporation and the Trustee may enter into supplemental indentures without the consent of the holders of debt securities to: (a) secure any debt securities, (b) evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the obligations of the Corporation, (c) add covenants for the benefit of the holders of debt securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the form or terms of debt securities of any series, (f) evidence the acceptance of appointment by a successor trustee under the Indenture with respect to one or more series of debt securities and provide for or facilitate the administration of one or more trusts under the Indenture by one or more trustees, and (g) provide for or facilitate the issuance of debt securities in bearer form or provide for uncertificated securities. (Section 8.1)

        Each Indenture also contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in principal amount of debt securities of each series issued under such Indenture then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided that the Corporation and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the stated maturity of the principal of any debt security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the place at which or currency in which principal and interest payments are to be made, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any debt security when due or (b) reduce the aforesaid percentage in principal amount of debt securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Section 8.2)

        The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

Consent to Jurisdiction

        Each Indenture provides that the Corporation agrees that any legal suit, action or proceeding brought by the applicable Trustee or any holder of debt securities issued under such Indenture in connection with such debt securities or such Indenture may be instituted in any State or Federal court in The City of New York. (Section 11.12)

Concerning the Trustee

        The Bank of Nova Scotia, the parent of The Bank of Nova Scotia Trust Company of New York, is one of a number of financial institutions with which the Corporation and its subsidiaries maintain ordinary banking relationships and with which the Corporation and its subsidiaries maintain credit facilities.

Governing Law

        The Indentures and the Securities will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF CIVIL LIABILITIES

        The Corporation is a Canadian corporation, and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada acquiring any Securities offered thereunder, including whether the payments of dividends on common shares or preferred shares or payments of principal premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the purchase, ownership and disposition of any Securities offered thereunder by an investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

        The Corporation may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and also may sell the Securities to one or more purchasers directly or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale or at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the compensation payable to any underwriter, dealer or agent in connection with any such sale will be the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds the gross proceeds paid by the underwriter, dealer or agent to the Corporation and the price at which the Securities will be offered and sold may vary as between purchasers during the distribution period.

        The Prospectus Supplement relating to each offering of Securities will identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of the offering, including the type of security being offered, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Corporation and any underwriting fees or commissions, any fees or commissions to be paid to any agents and any fees, commissions or concessions allowed or reallowed or paid by any underwriters to other dealers.

        The Prospectus Supplement will also set forth the intention of any underwriters, agents or dealers to engage in stabilizing, syndicate short covering transactions, penalty bids, or any other transactions during the offering that may stabilize, maintain, or otherwise affect the Security's price.

        Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

        The Securities may be offered and sold by the Corporation directly or through agents designated by the Corporation from time to time. Any agent participating in the distribution of the Securities may be deemed to be an "underwriter", as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the applicable Prospectus Supplement for resale to purchasers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

        The Securities will not be qualified for sale under the securities laws of Canada or any province or territory of Canada. Each underwriter, dealer or agent participating in a distribution of the Securities must agree that it will not offer or sell, directly or indirectly, any of the Securities acquired by it in connection with a distribution in Canada or to residents of Canada in contravention of the securities laws of Canada or any applicable province or territory thereof.

        Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of the Securities (other than common shares) will be a new issue of securities with no established trading market and will not be listed on any securities or stock exchange. In connection with any offering of the Securities, the underwriters or agents may, subject to the foregoing, over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters or agents to or through whom the Securities are sold by the Corporation for public offering and sale may make a market in the Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any of the Securities (other than common shares) will develop or as to the liquidity of any trading market for such Securities.

        If so indicated in the Prospectus Supplement relating to a particular offering of Securities, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such Securities from the Corporation pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitations of such contracts.

RISK FACTORS

        Investment in the Securities is subject to various risks including those risks inherent to the pipeline and power industry sectors. Before deciding whether to invest in any Securities, investors should consider carefully the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

        Discussions of certain risk factors affecting the Corporation in connection with its business are provided in the Corporation's annual disclosure documents filed with the various securities regulatory authorities, which are incorporated by reference in this prospectus.

LEGAL MATTERS

        Certain matters will be passed upon for the Corporation by McCarthy Tétrault LLP, Calgary, Alberta and by Mayer, Brown, Rowe & Maw, Chicago, Illinois. As to matters of Canadian law, Mayer, Brown, Rowe & Maw will rely on McCarthy Tétrault LLP. In addition, certain legal matters in connection with the offering will be passed upon for the underwriters or agents, if any, by Shearman & Sterling, Toronto, Ontario and New York, New York. Robert A. Helman, a partner with Mayer, Brown, Rowe & Maw, is a director of TC PipeLines GP, Inc., a wholly-owned subsidiary of the Corporation which is the general partner of TC PipeLines, LP, a publicly traded Delaware limited partnership. The partners and associates of McCarthy Tétrault LLP and Mayer, Brown, Rowe & Maw as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

EXPERTS

        The consolidated comparative audited financial statements of the Corporation for the year ended December 31, 2001 and the auditor's report thereon, which have been incorporated by reference in this prospectus, have been so incorporated in reliance on the report of KPMG, LLP ("KPMG"), chartered accountants, given on the authority of such firm as experts in auditing and accounting.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the Registration Statement of which this prospectus forms a part: the documents referred to under "Documents Incorporated by Reference"; consents of KPMG; comfort letter of KPMG; consent of McCarthy Tétrault LLP; consent of Mayer, Brown, Rowe & Maw; powers of attorney; Amended and Restated Debt Indenture; Amended and Restated Subordinated Debt Indenture; Statement of Eligibility of the Trustee on Form T-1 under the Debt Indenture; and Statement of Eligibility of the Trustee on Form T-1 under the Subordinated Debt Indenture.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

        Section 124 of the Canada Business Corporation Act ("CBCA") and Section 6 of TransCanada's By-Law No. 1 provide for the indemnification of directors and officers of TransCanada. Under these provisions, TransCanada shall indemnify a director or officer of TransCanada, a former director or officer, or a person who acts or acted at TransCanada's request as a director or officer of a body corporate of which TransCanada is or was a shareholder or creditor and his heirs or legal representatives (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal or administrative action or proceeding (other than in respect to an action by or on behalf of TransCanada to procure a judgment in its favor) to which the Indemnified Person is made a party by reason of being or having been a director or officer of TransCanada or such body corporate, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of TransCanada and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of TransCanada to procure a judgment in its favor, TransCanada, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from TransCanada in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position with TransCanada if he or she was substantially successful on the merits in his or her defense of the action or proceeding and if he or she fulfills the conditions in clauses (a) and (b) of this paragraph.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        TransCanada maintains directors' and officers' liability insurance with policy limits of U.S. $175 million in the aggregate, subject to a deductible in respect of corporate reimbursement of U.S.$250,000 for each loss. Generally, under this insurance TransCanada is reimbursed for payments made under corporate indemnity provisions on behalf of its directors and officers, and individual directors and officers (or their heirs and legal representatives) are reimbursed for losses arising during the performance of their duties for which they are not indemnified by TransCanada. Major exclusions from coverage include claims arising from illegal acts, those acts which result in illegal personal profit, violation of any fiduciary duty under the United States of America Employee Retirement Income Security Act of 1974, pollution damage (except for resultant shareholder actions) and claims brought by a director or officer against TransCanada, or another director or officer or by TransCanada against a director or officer except for shareholder derivative actions.

        The foregoing description of the provisions of Section 124 of the CBCA and TransCanada's By-Law No. 1 regarding indemnification of directors and officers of TransCanada and TransCanada's directors' and officers' liability insurance is as of November 20th, 2002.

II-1

EXHIBITS

Exhibit Number	Description
4.1	Comparative audited consolidated financial statements of TransCanada for the year ended December 31, 2001, together with the notes thereto, and the auditors' report thereon (included as part of the Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.2	Annual Information Form of TransCanada for the year ended December 31, 2001, dated February 26, 2002 (included as part of the Annual Report on Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.3	Management's Discussion and Analysis of Financial Condition and Results of Operations of TransCanada for the year ended December 31, 2001 (included as part of the Annual Report on Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.4	Management Proxy Circular dated February 26, 2002 (excluding the sections entitled "Composition of the Human Resource Committee," "Report on Executive Compensation," "Performance Graph" and "Corporate Governance") (filed with the Securities and Exchange Commission as part of a Form 6-K report on March 26, 2002 and incorporated by reference herein).
4.5	Interim comparative unaudited consolidated financial statements of TransCanada for the nine months ended September 30, 2002 (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 1, 2002 and incorporated by reference herein).
4.6	Management's Discussion and Analysis of Financial Condition and Results of Operations of TransCanada for the nine months ended September 30, 2002 (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 1, 2002 and incorporated by reference herein).
4.7	U.S. GAAP reconciliation of the consolidated comparative interim unaudited financial statements of TransCanada (filed with the Securities and Exchange Commission as Exhibit 4.204 to the Form 6-K report filed on November 1, 2002 and incorporated by reference herein).
**4.8	Consent of KPMG to be filed with the Alberta Securities Commission.
**4.9	Comfort Letter of KPMG.
**5.1	Consent of KPMG.
**5.2	Consent of McCarthy Tétrault LLP.
**5.3	Consent of Mayer, Brown, Rowe & Maw.
*6.1	Power of attorney (pages III-2 to III-3 of the Registration Statement).
7.1	Amended and Restated Debt Indenture dated as of November 30, 2000 between TransCanada and The Bank of New York, as trustee (filed with the Securities and Exchange Commission as Exhibit 4.170 to a Form 6-K report on December 22, 2000 and incorporated by reference herein).
7.2	Amended and Restated Subordinated Debt Indenture dated as of November 30, 2000 between TransCanada and The Bank of Nova Scotia Trust Company of New York, as trustee (filed with the Securities and Exchange Commission as Exhibit 4.171 to a Form 6-K report on December 22, 2000 and incorporated by reference herein).
*7.3	Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Debt Indenture.
*7.4	Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Subordinated Debt Indenture.

*
Previously filed.
**
Filed herewith.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

(a)
Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 20th day of November, 2002.

TRANSCANADA PIPELINES LIMITED
By:	/s/ HAROLD N. KVISLE Harold N. Kvisle President and Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold N. Kvisle	President and Chief Executive Officer (Principal Executive Officer) and Director	November 20, 2002
* Russell K. Girling	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	November 20, 2002
* Lee G. Hobbs	Vice-President and Controller (Principal Accounting Officer)	November 20, 2002
* Douglas D. Baldwin	Director	November 20, 2002
Ronald B. Coleman	Director	, 2002
* Wendy Dobson	Director	November 20, 2002
* The Hon. Paule Gauthier, P.C., O.C., O.Q. Q.C.	Director	November 20, 2002

III-2

* Richard F. Haskayne, O.C.	Director	November 20, 2002
Kerry L. Hawkins	Director	, 2002
* David P. O'Brien	Director	November 20, 2002
James R. Paul	Director	, 2002
* Harry G. Schaefer	Director	November 20, 2002
W. Thomas Stephens	Director	, 2002
Joseph D. Thompson	Director	, 2002
*By:	/s/ RHONDDA E. S. GRANT Rhondda E. S. Grant Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has duly signed this Amendment to the Registration Statement, solely in the capacity of the duly authorized representative of TransCanada PipeLines Limited in the United States, on November 20th, 2002.

TRANSCANADA POWER MARKETING LTD.
By:	/s/ RHONDDA E.S. GRANT Rhondda E.S. Grant Secretary

III-4

EXHIBIT INDEX

Exhibit Number	Description
4.1	Comparative audited consolidated financial statements of TransCanada for the year ended December 31, 2001, together with the notes thereto, and the auditors' report thereon (included as part of the Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.2	Annual Information Form of TransCanada for the year ended December 31, 2001, dated February 26, 2002 (included as part of the Annual Report on Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.3	Management's Discussion and Analysis of Financial Condition and Results of Operations of TransCanada for the year ended December 31, 2001 (included as part of the Annual Report on Form 40-F/A filed with the Securities and Exchange Commission on July 18, 2002 and incorporated by reference herein).
4.4	Management Proxy Circular dated February 26, 2002 (excluding the sections entitled "Composition of the Human Resource Committee," "Report on Executive Compensation," "Performance Graph" and "Corporate Governance") (filed with the Securities and Exchange Commission as part of a Form 6-K report on March 26, 2002 and incorporated by reference herein).
4.5	Interim comparative unaudited consolidated financial statements of TransCanada for the nine months ended September 30, 2002 (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 1, 2002 and incorporated by reference herein).
4.6	Management's Discussion and Analysis of Financial Condition and Results of Operations of TransCanada for the nine months ended September 30, 2002 (filed with the Securities and Exchange Commission as part of a Form 6-K report on November 1, 2002 and incorporated by reference herein).
4.7	U.S. GAAP reconciliation of the consolidated comparative interim unaudited financial statements of TransCanada (filed with the Securities and Exchange Commission as Exhibit 4.204 to the Form 6-K report filed on November 1, 2002 and incorporated by reference herein).
**4.8	Consent of KPMG to be filed with the Alberta Securities Commission.
**4.9	Comfort Letter of KPMG
**5.1	Consent of KPMG.
**5.2	Consent of McCarthy Tétrault LLP.
**5.3	Consent of Mayer, Brown, Rowe & Maw.
*6.1	Power of attorney (pages III-2 to III-3 of the Registration Statement).
7.1	Amended and Restated Debt Indenture dated as of November 30, 2000 between TransCanada and The Bank of New York, as trustee (filed with the Securities and Exchange Commission as Exhibit 4.170 to a Form 6-K report on December 22, 2000 and incorporated by reference herein).
7.2	Amended and Restated Subordinated Debt Indenture dated as of November 30, 2000 between TransCanada and The Bank of Nova Scotia Trust Company of New York, as trustee (filed with the Securities and Exchange Commission as Exhibit 4.171 to a Form 6-K report on December 22, 2000 and incorporated by reference herein).
*7.3	Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Debt Indenture.
*7.4	Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Subordinated Debt Indenture.

*
Previously filed.
**
Filed herewith.

E-1

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
DOCUMENTS INCORPORATED BY REFERENCE
CERTAIN AVAILABLE INFORMATION
FORWARD-LOOKING STATEMENTS
THE CORPORATION
USE OF PROCEEDS
EARNINGS COVERAGE
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEBT SECURITIES
ENFORCEABILITY OF CIVIL LIABILITIES
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
RISK FACTORS
LEGAL MATTERS
EXPERTS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX